UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 2, 2006
Post Properties, Inc.
Post Apartment Homes, L.P.
(Exact name of registrant as specified in its charter)

Georgia	1-12080	58-1550675
Georgia	0-28226	58-2053632

(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification Number)
of incorporation)

4401 Northside Parkway, Suite 800, Atlanta, Georgia		30327

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 846-5000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 28, 2006, Post Apartment Homes, L.P. (the “Operating Partnership”) executed an Amended and Restated Credit Agreement (the “Credit Agreement”) by and among the Operating Partnership, each of the financial institutions initially a signatory thereto together with their assignees, Wachovia Bank, National Association, as Administrative Agent, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A., as Syndication Agent, and Wells Fargo Bank, National Association, SunTrust Bank and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents. The Credit Agreement provides for a four-year $450 million unsecured revolving line of credit which matures in April 2010 (the “Revolver”). The new Revolver amends and restates the Operating Partnership’s existing $350 million unsecured revolving credit facility, and has been guaranteed by Post Properties, Inc., Post GP Holdings, Inc. and Post LP Holdings, Inc.
     The Revolver has a current stated interest rate of the London Interbank Offered Rate (LIBOR) plus 0.575% and requires the payment of annual facility fees currently equal to 0.15% of the aggregate loan commitment. The Revolver provides for the interest rate and facility fee rate to be adjusted up or down based on changes in the credit ratings of the Operating Partnership’s senior unsecured debt. There are five stated pricing levels for (1) the spread over LIBOR for syndicated borrowings ranging from 0.45% to 1.25% and (2) the facility fee ranging from 0.125% to 0.25%. The Revolver also includes an uncommitted competitive bid option for up to $225 million of the $450 million Revolver, as long as the Operating Partnership maintains its investment grade credit rating. This option allows participating banks to bid to provide the Operating Partnership loans at a rate that is lower than the stated rate for syndicated borrowings.
     The Credit Agreement contains representations, financial and other affirmative and negative covenants, events of defaults and remedies typical for this type of facility. The Operating Partnership’s ability to borrow under the Credit Agreement is subject to its compliance with a number of financial covenants, affirmative covenants and other restrictions on an ongoing basis. The principal financial covenants under the Credit Agreement are as follows: (1) the Operating Partnership’s ratio of total debt to total assets may not exceed 0.6 to 1 (except that this limit may be increased to 0.65 to 1 for two consecutive fiscal quarters in any fiscal year in connection with the Operating Partnership’s acquisition of a portfolio of properties); (2) the Operating Partnership’s annualized fixed charge coverage ratio may not be less than 1.5 to 1; (3) the Operating Partnership’s ratio of total secured debt to total assets may not exceed 0.35 to 1; (4) the Operating Partnership’s tangible net worth may not be less than $950 million (plus 90% of the net proceeds of equity issuances after December 31, 2005); (5) the ratio of total assets attributable to the Operating Partnership and all subsidiary guarantors to Post Properties, Inc.’s total assets on a consolidated basis may not be less than 0.75 to 1; and (6) the Operating Partnership’s ratio of unencumbered assets to total unsecured debt may not be less than 1.6 to 1 (except that this limit may be reduced to 1.54 to 1 for two consecutive fiscal quarters during the term of the Revolver in connection with the Operating Partnership’s acquisition of a portfolio of properties). The Credit Agreement also restricts the amount of capital the Operating Partnership can invest in specific categories of assets, such as unimproved land, properties under construction, condominium properties, non-multifamily properties, debt or equity securities, notes receivable and unconsolidated affiliates. The Credit Agreement also contains cross-default provisions with the Operating Partnership’s other material indebtedness.

     On April 28, 2006, the Operating Partnership also executed a letter agreement (the “Letter Agreement”) by and between the Operating Partnership and Wachovia Bank, National Association modifying the Revolving Loan Credit Agreement dated as of July 26, 1996, as amended to date between the Operating Partnership and Wachovia Bank, National Association. The Letter Agreement provides for a four-year $30 million unsecured cash management line of credit which matures in April 2010 (the “Cash Management Line”) and increases and modifies the Operating Partnership’s existing $20 million unsecured cash management line. The Cash Management Line carries pricing and terms, including debt covenants, substantially consistent with those of the Revolver.
     The Credit Agreement is attached hereto as Exhibit 10.1.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The contents of Item 1.01 of this Current Report on Form 8-K are incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.

10.1	Amended and Restated Credit Agreement, dated April 28, 2006.

Signatures
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST PROPERTIES, INC.
Date: May 2, 2006	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

Signatures
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POST APARTMENT HOMES, L.P.
Date: May 2, 2006	By:	POST GP HOLDINGS, INC., as General Partner

	By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, dated April 28, 2006.